Exhibit 10.4

Intra-Cellular Therapies, Inc. Alexandria Center for Life Science 430 East 29th Street, Suite 900 New York, NY 10016 Phone: 646-440-9333

August 2, 2024

Lawrence J. Hineline

RE: TRANSITION FROM EMPLOYEE TO CONSULTANT IN CONNECTION WITH YOUR RETIREMENT

Dear Larry,

Thank you for your longstanding contributions to Intra-Cellular. This agreement sets forth the Separation Agreement (the “Agreement”) between you and Intra-Cellular Therapies, Inc. (“Intra-Cellular” or “Company,” and you and Intra-Cellular, the “Parties”) regarding your transition from employee to consultant. In consideration of the mutual promises set forth in this letter, you and Intra-Cellular agree to the following:

1. Separation Date. Your employment separation date is August 12, 2024 (the “Separation Date”). You understand that Intra-Cellular will continue payment of your base salary in accordance with Intra-Cellular’s regular payroll practices, less all applicable taxes and other withholdings, through the Separation Date.

2. No Other Monies Owed. You acknowledge and agree that you have been paid or otherwise will be paid all compensation and payments due to you, including without limitation, any and all salary, wages, commissions, PTO, sick leave, holiday pay, bonuses, expenses, and/or benefits through the Separation Date (provided you do not earlier resign or are not terminated for Cause before such date). You acknowledge and agree that, prior to the execution of this Agreement, you were not entitled to receive any further payments or benefits from Intra-Cellular, and the only payments and benefits that you are entitled to receive from Intra-Cellular in the future are those specified in this Agreement. You acknowledge that you have no unreimbursed reasonable and necessary business expenses. You agree that you did not suffer any workplace injury of any kind during your employment with Intra-Cellular and do not intend to file any claim for or seek any workers’ compensation benefits.

3. Consulting. If you sign this Agreement and allow it to become effective, then the Company will engage you as a consultant under the terms of the Consulting Agreement attached hereto as Exhibit A (the “Consulting Agreement”). Effective as of the Effective Date, your outstanding stock options, restricted stock unit awards and performance restricted stock unit awards (the “Equity Awards”) will continue to vest in accordance with, and subject to the terms and conditions of, the Company’s Amended and Restated 2018 Equity Incentive Plan (the “Plan”) and the applicable stock option, restricted stock unit and performance restricted stock unit agreements for your Equity Awards (the “Equity Award Agreements”). In addition, to the extent your stock options are incentive stock options (ISOs) you understand that such options will no longer qualify as ISOs and will instead be treated for tax purposes as nonqualified stock options. As a result, you understand that you must satisfy all applicable tax withholding obligations upon exercise of the options. You should consult with your tax advisor.

4. Waiver and Release.

(a) Release of Claims. By your acceptance of this Agreement by your signature below, you agree that except as otherwise set forth in this Agreement, you hereby release, acquit and forever discharge Intra-Cellular and its parents, affiliates and subsidiaries, and all their respective officers, directors, agents, servants, employees, attorneys, stockholders, successors and assigns (together, the “Released Parties”) of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys’ fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the date this Agreement is signed, including but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with your employment with Intra-Cellular or the termination of that employment; claims or demands related to salary, bonuses, commissions, stock, stock options, restricted stock units, performance restricted stock units, or any other ownership interests in Intra-Cellular, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims pursuant to any federal, state or local law, statute or cause of action including, but not limited to, any and all claims under Title VII of the Civil Rights Act of 1964 (Title VII); the Americans with Disabilities Act (ADA); the Family and Medical Leave Act (FMLA); the Fair Labor Standards Act (FLSA); the Equal Pay Act; the Employee Retirement Income Security Act (ERISA) (regarding unvested benefits); the Civil Rights Act of 1991; Section 1981 of U.S.C. Title 42; the Fair Credit Reporting Act (FCRA); the Worker Adjustment and Retraining Notification (WARN) Act; the Uniform Services Employment and Reemployment Rights Act (USERRA); the Genetic Information Nondiscrimination Act (GINA); the Immigration Reform and Control Act (IRCA); the New York Executive Laws (including the New York State Human Rights Law); the New York State Paid Family Leave Benefits Law; the New York State Civil Rights Law; the New York Labor Law; the New York Worker Adjustment and Retraining Act (NY WARN); the New York Corrections Law; the New York City Administrative Code (including the New York City Human Rights Law); Maryland Fair Employment Practices Act; wage discrimination claims under Maryland Labor and Employment Code; as well as any claims under local statutes and ordinances that may be legally waived and released, including tort law; contract law (including, but not limited to claims under your Employment Agreement with the Company dated February 26, 2008); invasion of privacy; wrongful discharge; claims of discrimination or harassment based on sex, race, national origin, disability, or on any other basis; retaliation; fraud; defamation; emotional distress; breach of the implied covenant of good faith and fair dealing; claims for attorneys’ fees or costs; and/or claims for penalties.

YOU UNDERSTAND THAT THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. You acknowledge that there is a risk that, after signing this Agreement, you may learn information that might have affected your decision to enter into this Agreement. You assume this risk and all other risks of any mistake in entering into this Agreement. You agree that this Agreement is fairly and knowingly made. You expressly waive and relinquish all rights and benefits under any law of any jurisdiction, including but not limited to New York or Maryland, with respect to your release of any unknown or unsuspected claims you may have against the Released Parties.

(b) Notwithstanding the foregoing, the waiver and release contained in this Agreement does not apply to any claim which, as a matter of law, cannot be released by private agreement. If any provision of the waiver and release contained in this Agreement is found to be unenforceable, it shall not affect the enforceability of the remaining provisions and all remaining provisions shall be enforceable to the fullest extent permitted by law. No provision of this Agreement shall prevent or restrict you from disclosing information about unlawful workplace acts, including but not limited to factual information relating to any claims of harassment, discrimination, or retaliation under Title VII the New York State Human Rights Law, including claims based on race, sexual orientation, religion, color, national origin, ancestry, disability, medical condition, and age. No provision of this Agreement is intended to limit, or shall be interpreted as limiting, your right to file administrative charges with any Governmental Entity (as defined below) charged with enforcement of any law, including but not limited to the Equal Employment Opportunity Commission, New York State Division of Human Rights and the New York City Commission on Human Rights, the Securities and Exchange Commission, and National Labor Relations Board, and to participate in agency investigations. Additionally, nothing herein is intended to restrict, or shall be interpreted as restricting, your right to engage in concerted activity protected by Section 7 of the National Labor Relations Act or your right to file for or collect unemployment benefits and/or to seek and receive remedies for workplace injuries under the provisions of any applicable workers’ compensation act.

(c) Nothing in this Agreement shall prohibit or impede you from communicating, cooperating or filing a complaint with any U.S. or foreign federal, state or local governmental or law enforcement branch, federal or state attorney general, agency, entity, commission or other governmental authority or instrumentality of competent jurisdiction (collectively, a “Governmental Entity”) or any attorney retained by you, with respect to possible violations of any U.S. or foreign federal, state or local law or regulation, or otherwise making disclosures to any Governmental Entity, in each case, that are protected under the whistleblower provisions of any such law or regulation; provided, that in each case such communications and disclosures are consistent with applicable law. You do not need the prior authorization of (or to give notice to) the Company regarding any such communication or disclosure.

(d) You specifically represent, warrant, and confirm that you have not made any claims or allegations to Intra-Cellular related to sexual harassment, sex discrimination, or sexual abuse, and that none of the payments set forth in this Agreement are related to sexual harassment, sex discrimination, or sexual abuse; and have not engaged in and are not aware of any unlawful conduct relating to the business of Intra-Cellular.

5. ADEA Waiver. You acknowledge that you are knowingly and voluntarily waiving and releasing any rights you may have under the Federal Age Discrimination in Employment Act (“ADEA Waiver”) and that the consideration given for the ADEA Waiver is in addition to anything of value to which you are already entitled. You further acknowledge that: (a) your ADEA Waiver does not apply to any claims that may arise after you sign this Agreement; (b) you should consult with an attorney prior to executing this Agreement; (c) you have 21 calendar days within which to consider this Agreement (although you may choose to execute this Agreement earlier); (d) you have 7 calendar days following the execution of the Agreement to revoke this Agreement; and (e) the Agreement will not be effective until the eighth day after you sign this Agreement provided that you have not revoked it (“Effective Date”). To revoke the Agreement, you must email a written notice of revocation to John P. Condon, Esq., SVP, General Counsel of the Company at [***], prior to the end of the 7-day revocation period. You acknowledge that your consent to this Agreement is knowing and voluntary. The offer described in Section 3 will be automatically withdrawn if you do not sign the Agreement within the 21-day consideration period.

6. Breach. In the event that you breach any of your obligations under this Agreement or as otherwise imposed by law, Intra-Cellular will be entitled to recover all consideration paid or provided under this Agreement and to obtain all other relief provided by law or equity.

7. No Admission. Nothing contained in this Agreement shall constitute or be treated as an admission by Intra-Cellular of any liability, wrongdoing, or violation of law, nor shall it be admissible as evidence in any proceeding other than for the enforcement of this Agreement.

8. Health Insurance. Your group healthcare coverage will remain in force through August 31, 2024. To the extent provided by the federal COBRA law or, if applicable, state insurance laws, and by Intra-Cellular’s current group health insurance policies, you will be eligible to continue your group health insurance benefits at your own expense after August 31, 2024. It is your responsibility to enroll in COBRA.

9. Return of Company Property. You agree that, within 5 calendar days of executing this Agreement, unless otherwise agreed to in writing by Intra-Cellular’s President (see the Consulting Agreement), you will return to Intra-Cellular any and all Intra-Cellular property in your possession or control, including, but not limited to, computers and all other equipment, cell phones, keys, notes, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information, tangible property, credit cards, entry cards, identification badges, all Intra-Cellular information and property that you stored in electronic form or media (including, but not limited to, any Intra-Cellular property stored in your personal computer, USB drives, or in a cloud environment). You understand and acknowledge that failure to return Intra-Cellular property may result in liability to you, and that Intra-Cellular may take legal action to recover Intra-Cellular property.

10. Proprietary Information and Invention Assignment Obligations. You acknowledge that after your termination of employment, you will continue to be bound by the Employee Proprietary Information, Inventions, and Non-Competition Agreement, effective as of December 1, 2003, between you and Intra-Cellular. Notwithstanding, Intra-Cellular will at all times abide by 18 U.S.C § 1833(b)(1), which states, in pertinent part: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.”

11. Confidentiality. THE PARTIES MUTUALLY AGREE NOT TO DISCLOSE, PUBLICIZE, OR ALLOW OR CAUSE TO BE PUBLICIZED OR DISCLOSED ANY OF THE TERMS OR CONDITIONS OF THIS AGREEMENT, OR THE EXISTENCE OF THIS AGREEMENT ITSELF, UNLESS AND TO THE EXTENT REQUIRED OR COMPELLED BY LAW. THIS PROVISION DOES NOT PREVENT THE PARTIES FROM DISCLOSING THE AMOUNT OF THE PAYMENT IN THIS AGREEMENT TO THEIR SPOUSE, ATTORNEY(S), ACCOUNTANT(S), AND/OR THE GOVERNMENT FOR TAX PURPOSES. SHOULD THE PARTIES DISCLOSE ANY INFORMATION CONCERNING THIS AGREEMENT TO THOSE LISTED ABOVE, THEY MUST ADVISE THEM THEY WILL ALSO BE UNDER AN

OBLIGATION TO KEEP THE TERMS, CONDITIONS, AND EXISTENCE OF THIS AGREEMENT CONFIDENTIAL. HOWEVER, YOU ACKNOWLEDGE AND AGREE THAT INTRA-CELLULAR WILL FILE A COPY OF THIS AGREEMENT WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION. THIS PROVISION IS A MATERIAL TERM OF THIS AGREEMENT.

This Section does not in any way restrict or impede you from exercising protected rights, including rights under the National Labor Relations Act (NLRA). You expressly acknowledge and agree that the Company’s entry into the Consulting Agreement is made in consideration for your agreement to this Confidentiality provision, as well as for your other promises, covenants, waivers and releases contained herein.

12. Non-Disparagement. Both Parties agree that they will not disparage or encourage or induce others to disparage the other Party or any of the Released Parties. For the purpose of this Agreement, “disparage” includes, without limitation, making comments or statements to any person or entity including, but not limited to, the press and/or media, social and online media, employees, former employees, consultants, contractors, investors, and/or members of the Board of Directors of Intra-Cellular or any individual or entity with whom Intra-Cellular has a business relationship, that would adversely affect in any manner (a) the conduct of the business of Intra-Cellular or any of the Released Parties (including, but not limited to, any business plans or prospects) or (b) the reputation of Intra-Cellular or any of the Released Parties. This Section does not in any way restrict or impede you from exercising protected rights, including rights under the NLRA or the federal securities laws, including the Dodd-Frank Act to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order. You hereby agree that this Agreement is not being entered into as a settlement of any claim you have made for sexual or other harassment or discrimination on the basis of your membership in one or more protected classes.

13. Neutral References. In response to any requests for references, Intra-Cellular will only disclose your dates of employment and last position held. You will direct any prospective employers seeking references to contact Intra-Cellular’s Chief Human Resources Officer at [***].

14. Unemployment. Intra-Cellular agrees that it will not contest your application for unemployment insurance benefits relating to the termination of your employment. Nothing in this Agreement interferes with Intra-Cellular’s obligation to respond truthfully, completely, and timely to any inquiries by any Governmental Entity regarding the termination of your employment.

15. Entire Agreement. You and Intra-Cellular agree that this Agreement, together with the Consulting Agreement, constitutes the entire agreement between you and Intra-Cellular and any affiliate of Intra-Cellular regarding the subject matter of this Agreement, and that this Agreement may be modified only in a written document signed by you and a duly authorized officer of Intra-Cellular. You acknowledge that no promise, inducement, or agreement not expressed herein has been made with respect to this Agreement and the terms herein.

16. Acknowledgement and Interpretation. In signing this Agreement, you acknowledge that you have done so voluntarily and with a full understanding of its terms, and that you have had sufficient opportunity to consider this Agreement, either by yourself, or with legal counsel, before signing it. You enter into this Agreement with full knowledge that it is intended, to the maximum extent permitted by law, as a complete release and waiver of any and all claims. No uncertainty or ambiguity in this Agreement shall be construed for or against any party based on either party’s role in the drafting of the Agreement.

17. Governing Law. This Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the State of New York, without regard to its conflict of laws principles.

18. Severability. The provisions of this Agreement are severable. If any provision of this Agreement is held invalid or unenforceable, such provision shall be deemed deleted from this Agreement and such invalidity or unenforceability shall not affect any other provision of this Agreement, the balance of which will remain in and have its intended full force and effect; provided, however that if such invalid or unenforceable provision may be modified so as to be valid and enforceable as a matter of law, such provision shall be deemed to have been modified so as to be valid and enforceable to the maximum extent permitted by law.

19. Counterparts. You agree that this Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one agreement. Execution of a facsimile or emailed copy or scanned image shall have the same force and effect as execution of an original, and shall be deemed an original and valid signature.

We look forward to your continued contributions as a consultant.

Sincerely,

INTRA-CELLULAR THERAPIES, INC.

By:	/s/ Michael I. Halstead
Michael I. Halstead
President

ACCEPTED AND AGREED:

By:	/s/ Lawrence J. Hineline
Name: Lawrence J. Hineline
Date: August 2, 2024

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